EXHIBIT 9

                         Bresler Goodman & Unterman, LLP
                                521 Fifth Avenue
                               New York, NY 10175



                                           February 25, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                          PAX WORLD FUND, INCORPORATED
                          ----------------------------

Ladies and Gentlemen:

         The undersigned has reviewed Post-Effective Amendment No. 38 to Registration Statement No. 2-38679 of Pax World Fund, Incorporated on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                     /s/ BRESLER GOODMAN & UNTERMAN, LLP

                         Bresler Goodman & Unterman, LLP
                                521 Fifth Avenue
                               New York, NY 10175






                                             February 25, 1999



To the Shareholders and the Board of Directors of Pax World Fund, Incorporated:

                               CONSENT OF COUNSEL
                               ------------------

         We consent to the use in Post-Effective Amendment No. 38 to Registration Statement No. 2-38679 of Pax World Fund, Incorporated on Form N-1A of the reference to us on the back page of the Prospectus and under the heading "Adviser; Sub-Adviser" in the Statement of Additional Information.


                                     /s/ BRESLER GOODMAN & UNTERMAN, LLP